UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

AFC GAMMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770 West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2022, AFC Gamma, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). At the 2022 Annual Meeting, the shareholders of the Company’s common stock voted on (i) the reelection of three director nominees (Proposal 1) and (ii) the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2). The results of the votes are set forth below.

Proposal 1 – Election of Class II Directors

The Company’s shareholders voted in favor of the reelection of each of the three Class II director nominees for a term of office expiring at the 2025 Annual Meeting of Shareholders or, in each case, until their successors are duly elected and qualified.

	For	Withhold	Broker Non-Vote
Jonathan Kalikow	11,293,656	402,952	3,972,781
Jodi Hanson Bond	9,053,117	2,643,491	3,972,781
Robert Levy	11,191,374	505,234	3,972,781

Proposal 2 – Ratification of Appointment of CohnReznick LLP

The Company’s shareholders approved the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain	Broker Non-Vote
15,632,592	25,307	11,490	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2022	AFC GAMMA, INC.

	By:	/s/ Brett Kaufman
Brett Kaufman
Chief Financial Officer

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